Fifth Street Asset Management Inc. Announces Intention to Voluntarily Delist from Nasdaq and Deregister its Common Stock

GREENWICH, CT, Oct. 25, 2017 – Fifth Street Asset Management (NASDAQ:FSAM) (“FSAM” or the “Company”) today announced that it has notified the Nasdaq Global Select Market (“Nasdaq”) of its intent to file a Form 25 with the Securities and Exchange Commission (“the SEC”) on or about November 6, 2017 in order to voluntarily withdraw its Class A common stock from listing and registration on Nasdaq effective as of such date. Following the Nasdaq delisting, FSAM is currently taking the steps necessary so that its common stock may be quoted for trading in the OTCQX US Market, operated by OTC Markets, Inc., under its current trading symbol "FSAM".

Additionally, FSAM currently intends to file with the SEC early in the 2018 calendar year a Certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the suspension of FSAM’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The decision of FSAM’s Board of Directors to delist and deregister its common stock was based on numerous factors, including the consummation of the Oaktree asset sale transaction, the significant cost savings to be obtained by ceasing to file periodic reports with the SEC, plus reductions in accounting, audit, legal and other costs.  FSAM’s annual financial statements will continue to be audited by an independent accounting firm and FSAM intends to publish quarterly and annual financial information via press releases or other such postings.

About Fifth Street Asset Management Inc.

Prior to the closing of the asset sale to Oaktree on October 17, 2017, Fifth Street Asset Management Inc. (NASDAQ:FSAM) was a nationally recognized credit-focused asset manager. The firm managed two publicly traded business development companies, Fifth Street Finance Corp. and Fifth Street Senior Floating Rate Corp. The Fifth Street platform provided innovative and customized financing solutions to small and mid-sized businesses across the capital structure through complementary investment vehicles and co-investment capabilities. With a nearly 20-year track record focused on disciplined credit investing across multiple economic cycles, Fifth Street was led by a seasoned management team that issued billions of dollars in public equity, private capital and public debt securities. Fifth Street's national origination strategy, proven track record and established platform have allowed the firm to surpass $10 billion of loan commitments since inception. For more information, please visit fsam.fifthstreetfinance.com.

Forward-Looking Statements

Some of the statements in this press release may include, and certain oral statements made by our representatives from time to time may include, forward-looking statements that reflect current views with respect to future events and financial performance. Statements that include the words “should,” “expect,” “will,” “intend” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release or similar oral statements for purposes of the U.S. federal securities laws or otherwise, although not all forward-looking statements include such words. Such statements are “forward looking” statements, as such term is defined in the Private Securities Litigation Reform Act of 1995, and involve assumptions, risks and uncertainties, all of which can change over time. Actual results could differ materially from those expressed or implied in these forward-looking statements for any reason.  Risks and uncertainties specific to FSAM include (a) that FSAM has limited to no revenue generating operations, (b) that future dividends and distributions of proceeds relating to the transaction with Oaktree to FSAM Class A stockholders must be declared by the FSAM Board, subject to applicable law, (c) that any amounts distributed to FSAM Class A stockholders may not be reflective of the price at which any investor has purchased, or may purchase, shares of FSAM Class A common stock and (d) that ongoing operational costs at FSAM and its subsidiaries and potential wind-down costs may impact amounts that may be available for distribution by FSAM to its Class A stockholders. FSAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:

Investor Contact:

Robyn Friedman

(203) 681-3720

ir-fsam@fifthstreetfinance.com